Exhibit (10)H. (v)


                                 Amendment No. 4

                                       to

                      Agreement dated April 2, 1981 between

                                 SUMMIT BANCORP
                         (formerly United Jersey Banks)
                                      AND
                                T. JOSEPH SEMROD

     Subparagraph (ii) of Paragraph 6 is restated in full to read as follows:

ii) The retirement benefits to which Semrod shall be entitled shall be computed on the basis of the benefit formulas as in effect at the time of retirement, based on a date of commencement of employment as set forth in subparagraph (i) above, set forth in the Plan and the supplemental defined benefit retirement plans, including but not limited to (a) the Retirement Restoration Plan adopted April 19, 1983, (b) the Supplemental Retirement Plan adopted August 16, 1989, (c) the Enhanced Retirement Income Plan effective July 15, 1998, and any amendments and supplements thereto and any replacement or successor plans and any additional supplemental defined benefit retirement plans, subject to those limitations in such plans most favorable to Semrod as to maximum Years of Service and ceilings on the maximum retirement benefit payable, but not subject to any limitations imposed by the Employee Retirement Income Security Act of 1974 (ERISA) or its successor or replacement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 this 20th day of January, 1999.

                                 SUMMIT BANCORP

                                 By:  /s/ T.J. Dermot Dunphy
                                      -------------------------------
                                      T.J. Dermot Dunphy
                                      Chair, Executive Committee

                                      /s/ T. Joseph Semrod
                                      -------------------------------
                                      T. Joseph Semrod